Exhibit 23(c)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of the Woolworth Corporation Directors' Stock Plan of our report dated March 8, 1995 appearing under Exhibit 99 of Woolworth Corporation's Annual Report on Form 10-K for the fiscal year ended January 27, 1996.

          Price Waterhouse LLP
          New York, New York
          June 24, 1996